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Exhibit A
                      Subsidiaries of the Registrant

      Name of Subsidiary              Jurisdiction of Incorporation

ACCPAC International, Inc.                            Delaware
AI Ware, Inc.                                         Ohio
C.A. Caribbean, Inc.                                  Puerto Rico
C.A. Computer Associates GmbH                         Germany
C.A. Computer Associates Israel Ltd.                  Israel
C.A. Computer Associates S.A.                         Spain
C.A. Computer Associates India Private Limited        India
CA Islandia Realty, Inc.                              New York
CA Management, Inc.                                   Delaware
CA Real Estate, Inc.                                  Delaware
CA Research, Inc.                                     Delaware
CA Services, Inc.                                     Delaware
CA Think, Inc.                                        Delaware
Cheyenne Software, Inc.                               Delaware
Computer Associates AG                                Switzerland
Computer Associates Canada Ltd.                       Canada
Computer Associates CIS Ltd.                          Russia
Computer Associates de Argentina S.A.                 Argentina
Computer Associates do Brasil Ltda.                   Brazil
Computer Associates de Chile Ltd.                     Chile
Computer Associates de Colombia S.A.                  Colombia
Computer Associates de Mexico, S.A. de C.V.           Mexico
Computer Associates de Venezuela, C.A.                Venezuela
Computer Associates Finland OY                        Finland
Computer Associates, Inc.                             Delaware
Computer Associates International (China) Ltd.        China
Computer Associates International G.m.b.H.            Austria
Computer Associates International GmbH                Hungary
Computer Associates International
   GmbH Organizaeni Slozka                            The Czech Republic
Computer Associates International Limited             Hong Kong
Computer Associates Japan Ltd.                        Japan
Computer Associates Korea Ltd.                        Korea
Computer Associates Ltd. Sti.                         Turkey
Computer Associates (M) Sdn. Bhd.                     Malaysia
Computer Associates Middle East WLL                   Bahrain
Computer Associates Norway A/S                        Norway
Computer Associates (N.Z.) Ltd.                       New Zealand
Computer Associates Plc                               United Kingdom
Computer Associates Products Nederland B.V.           The Netherlands
Computer Associates Pte. Ltd. Indonesia               Indonesia
Computer Associates Pte. Ltd.                         Singapore
Computer Associates Pty. Ltd.                         Australia
Computer Associates Real Estate BV                    Netherlands
Computer Associates S.A.                              Belgium
Computer Associates S.A.                              France
Computer Associates Scandinavia A/S                   Denmark
Computer Associates Africa (Pty.) Ltd.                South Africa
Computer Associates S.p.A.                            Italy
Computer Associates Sp. z  o.o.                       Poland
Computer Associates Sucursal en Portugal              Portugal
Computer Associates Sweden AB                         Sweden
Computer Associates Taiwan Ltd.                       Taiwan
Computer Associates (Thailand) Co. Ltd.               Thailand
Cullinet Software, Inc.                               Massachusetts
Infresco Corporation                                  Delaware
Ingres Corporation                                    Delaware
Legent Corporation                                    Delaware
On-Line Software International, Inc.                  Delaware
Pansophic Systems, Incorporated                       Illinois
Philippine Computer Associates International, Inc.    Philippines
Quick Access, Inc.                                    Delaware
Shanmore Ltd.                                         Ireland
The ASK-Group, Inc.                                   Delaware

All of the subsidiaries are 100%-owned by the Registrant or by a wholly owned subsidiary of the Registrant other than directors qualifying shares which are held in trust for the Registrant or for such wholly owned subsidiary.

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